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                                                                    EXHIBIT 23.2

                       CONSENT OF DELOITTE & TOUCHE GmbH

We consent to the use in this Amendment No. 5 to Registration Statement No. 333-43192 of PDF Solutions, Inc. of our report dated July 26, 2000 (relating to the financial statements of Applied Integrated Systems & Software Entwicklungs-, Produktions- und Vertriebs GmbH as of and for the year ended December 31, 1999), appearing in the Prospectus, which is part of such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche GmbH
/s/ Wirtschaftsprufungsgesellschaft

Munich, Germany
April 17, 2001